EXHIBIT B-2

AMENDMENT TO BY-LAWS

11.7. Proxies.  Shareholders entitled to vote may vote either in person or by proxy dated not more than six months before the meeting named therein, which proxies (a) can be in writing or appointed by a verifiable communication authorized by such shareholder entitled to vote and (b) shall be filed with the Secretary or other person responsible to record the proceedings of the meeting before being voted.  A sufficient verifiable communication to appoint a proxy is any transmission that creates a record capable of authentication by the Secretary or other person responsible to record the proceedings of the meeting, including, but not limited to, a telegram, a cablegram, electronic mail, or an electronic, telephonic or other transmission that appears to have been transmitted by a shareholder entitled to vote, and that appoints a proxy.  A photographic, photostatic, facsimile transmission, or equivalent reproduction of a writing that is signed by a shareholder entitled to vote and that appoints a proxy is sufficient to appoint a proxy.  Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting.